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                                                                    EXHIBIT 10.3

                     COMMERCIAL AND OFFICE REAL ESTATE LEASE

                             (Multi Tenant Facility)


ARTICLE ONE:  BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

         Section 1.01. Date of Lease: August 30, 1994.

         Section 1.02. Landlord: Buffalo Westcliff Limited Partnership; Buffalo Construction, its General Partner.

         Address of Landlord: 3111 South Maryland Parkway, Las Vegas, Nevada 89109.

         Section 1.03. Tenant: Richard Carl Small, M.D., Professional Corporation, a Nevada Corporation.

         Address of Tenant: 1176 Vegas Valley Drive, Las Vegas, Nv. 89109.

         Section 1.04. Property: The demised premises (the "Property") is commonly referred to as a portion of Building 6, Westcliff House, 311 North Buffalo Suite B, Las Vegas, Nevada, (the "Building"), as further described on Exhibit A attached hereto and incorporated herein by reference. "Net Rentable Area" of the Property for the purposes of Article 4 only shall be deemed to be Two Thousand Ninety Two (2092) square feet.

         Section 1.05. Lease Term: One Hundred and Twenty (120) months beginning on SEE RIDER or such other date specified in this Lease, and ending on SEE RIDER Notice of Lease Term Dates attached hereto as Exhibit B. Tenant shall have two
(2) consecutive Sixty (60) month renewal option terms.

         Section 1.06. Rent and Other Charges Payable by Tenant:

         (a) BASE RENT: Three Thousand Four Hundred and Fifty One Dollars ($3,451.00) per month for the first Twelve (12) months, as provided in Section 3.01, and shall be increased every twelve (12) months after the Commencement Date by $0.05 per square foot per month on the anniversary of each remaining lease year and renewal lease year, if any. The Base rent for all option periods shall be


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the rental rate in effect during the previous twelve (12) months immediately preceding the renewal term. The base rental rate for the first lease year is calculated as follows:

         First Floor Office Space            2092 sq. ft. x $1.65 = $3451.00

         (b) OTHER PERIODIC PAYMENTS: Tenant shall be responsible for payment of certain charges directly such as personal property taxes (See Section 4.02), utilities (See Section 4.03), and certain insurance (See Section 4.04). In addition, Tenant shall be responsible for payment of any increase over the base amount of Tenant's Proportionate Share of Building/Common Area Costs (See
Section 4.05) set forth below. The base amount for Tenant's Proportionate Share of Building/Common Area Costs for the Property is Six Thousand Two Hundred and Seventy Six Dollars ($6276.00) ($3.00 x 2092 sq. ft.) per year.

         Section 1.07. Tenant's Proportionate Share: (See Section 4.05) Tenant's proportionate share is thirty-five percent (35%) with respect to the Building and two percent (2%) with respect to the Project (as defined herein).

         Section 1.08. Initial Security, Deposit: (See Paragraph 13.02(c)) Equal to the first three months rent of Ten Thousand Three Hundred and Fifty Five Dollars ($10,355.00). Tenant shall deliver the Security Deposit upon execution of this Lease Agreement. Beginning on the sixty first (61st) month anniversary of the Commencement Date of this Lease Agreement, provided Tenant is not in default or breach of the Lease Agreement, Conditional Guaranty of Lease, or Promissory Note, Landlord shall begin refunding the initial security deposit described herein, in rental credit, to Tenant. Said refund of security deposit to be completed over a three (3) month period with Tenant responsible for any corresponding rental amount due for those three (3) months.

         Section 1.09. Tenant's Guarantor: Richard D. Small, M.D.

         Section 1.10. Permitted Uses: Medical, health office space, oncology and related services.

         Section 1.11. Vehicle Parking Spaces Allocated to Tenant: Landlord shall grant Tenant the exclusive use of five (5) during the term of the Lease and any renewal term at a cost of Twenty Five dollars ($25.00) per month. (See section 4.05)

         Section 1.12. Brokers: (See Article Fourteen) Other than The Gilmore Company (Broker), Landlord and Tenant each hereby warrants and represents that it has not employed a broker in connection with this Lease and each hereby agrees to hold the other harmless from and any and all claims of any other on account or brokerage commission in connection with the execution of this



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Lease. Tenant hereby acknowledges that Stephen R. Gilmore is a shareholder in
Broker and also a Partner in Landlord.

         Section 1.13. Riders: The following Riders are attached to and made a part of this lease: Modification of Basic Terms Lease Rider 2.01, Rider 3.02, Rider 9.01, Construction of Improvements by Landlord Lease Rider, and Guaranty of Lease.


ARTICLE TWO:  LEASE TERM

         Section 2.01. Lease of Property For Lease Term. Landlord specified in
Section 1.05 above, unless the beginning or end of the leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease. At such time as the Commencement Date shall have been established, Landlord and Tenant shall execute Exhibit B attached hereto and incorporated herein by reference as a confirmation of said date.

         Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the first date specified in Section 1.05 above. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease. However, the Commencement Date shall be delayed until possession of the Property is delivered to Tenant. The Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute Exhibit B as confirmation of the Commencement Date.

         Section 2.03. Early Occupancy. If Tenant occupies the Property prior to the Commencement Date with Landlord's permission, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease, including, without limitation, all insurance requirements. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

         Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating



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the Property; including, without limitation, any claim made by any succeeding tenant based on or resulting from such failure to surrender. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifteen percent (15%).

         Section 2.05. Renewal Option. Provided Tenant is not in default under the terms of this Lease, Tenant shall have the option to extend this Lease for two (2) renewal terms of five (5) years by giving Landlord at least six (6) months prior notice of its intention to extend the Lease at the end of the original term. All terms and conditions of this Lease shall remain unchanged except that Tenant shall not receive any tenant improvement allowance.


ARTICLE THREE:  BASE RENT

         Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.06(a) above together with an estimate of Additional Rent (as hereinafter defined) for the first full month of the Lease Term. The Base Rent shall be appropriately pro rated for any fractional month on the basis of a thirty (30) day month. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

         Section 3.02. Cost of Living Increases. The Base Rent shall be increased at the times specified in Paragraph 1.06(a) above. Landlord shall notify Tenant of each increase by delivering a written statement setting forth the new amount of the Base Rent. Tenant shall pay the new Base Rent from its effective date until the next periodic increase.

         Section 3.03. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, any other advance payments made by Tenant to Landlord, and accrued real property taxes, and Landlord shall refund the unused portion of the Security Deposit to Tenant or Tenant's successor.


ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT



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         Section 4.01.  Additional Rent and Definitions.

         (a) AddItional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

         (b) Definitions. The Property is part of a multi-tenant commercial and office real property development of Landlord (the "Project"). The Project includes the land, the buildings and all other improvements located thereon, and the Common Areas (as hereinafter defined). As used in this Lease, "Building" shall mean Building 6 as described in Exhibit A hereto. As used in this Lease, "Common Areas" shall mean all areas within the Building and the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord may from time to time change the size, location, nature and use of any of the Common Areas, including converting Common Areas into leasable areas, constructing additional parking facilities (including parking structures) in the Common Areas, and increasing or decreasing Common Area land and/or facilities. Tenant acknowledges that such activities may result in occasional inconvenience to Tenant from time to time. Such activities and changes shall be expressly permitted if they do not materially affect Tenant's use of the Property.

         Section 4.02. Taxes.

         (a) Payment. Tenant shall be liable for and shall pay at least ten (10) days before delinquency (and, upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payment thereof) all taxes and assessments of whatsoever kind or nature, and penalties and interest thereon, if any, levied against Tenant's personal property and any other personal property of whatsoever kind and to whomsoever belonging situated or installed in or upon the Property, whether or not affixed to the realty. Any leasehold improvements in excess of those provided at Landlord's expense pursuant to this Lease shall be deemed Tenant's personal property for the purposes of this Section 4.02. If at any time during the term of this Lease any such taxes on Tenant's property are assessed as part of the tax on the real property of which the Property is a part, then in such event Tenant shall pay to Landlord the amount of such additional taxes as may be levied against the real property by reason thereof. Tenant shall use its best efforts to have Tenant's property assessed separately from said real property. In the event that Tenant's linear accelerator causes a greater real estate tax assessment for the Building than the assessment of real estate taxes on a similar building in the



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complex without such a linear accelerator, Tenant shall be responsible for said additional real estate property taxes.

         (b) Impositions. For the purposes of this Section 4.02 and Section 4.05, "Impositions" means:

                           (i) Any real estate taxes, assessments or other charges assessed against the Building and related structures and parking facilities and the land on which they are located.

                           (ii) All personal property taxes on personal property used in connection with the Building and related structures other than taxes payable by Tenant under Paragraph 4.02(a) hereof and taxes of the same kind as those described in said Paragraph payable by other tenants in the Building pursuant to corresponding provisions of their leases.

                           (iii) Any and all environmental levies or charges now in force affecting the Building or any portion thereof, or which may hereafter become effective, including, but not limited to, parking taxes, levies, or charges, employer parking regulations, and any other parking or vehicular regulations, levies, or charges imposed by any municipal, state or federal agency or authority.

                           (iv) Any other taxes levied or assessed in addition to or in lieu of such real or personal property taxes.

         (c) Exclusion. Notwithstanding anything to the contrary contained in this Section 4.02, Tenant shall not be liable for any of the following taxes and assessments:

                           (i) Personal property, fixture or equipment taxes assessed against the property used by Landlord in operating, managing or leasing the Project;

                           (ii) Inheritance tax, estate taxes, gift taxes, income taxes, transfer taxes and excess profit taxes.

         (d) Substituted Taxes. If at any time during the term of this Lease, under the laws of the United States, Nevada or any political subdivision thereof, a tax or excise on rents or other tax (except income tax), however described, is levied or assessed by the United States, Nevada or said political subdivision against Landlord on account of any rent reserved or space leased under this Lease, all such tax or excise on rents or other taxes shall be paid by Tenant. Whenever Landlord shall receive any statement or bill for any such tax or shall otherwise be required to make any payment on account thereof, Tenant shall pay the amount due hereunder within ten (10) days after demand therefor accompanied by delivery to Tenant of a copy of such tax statement, if any.



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         (e) Right to Contest. Tenant shall have the right to contest any taxes the payment of which, in whole or in part, is the obligation of Tenant hereunder. Said right to contest shall not excuse Tenant of its obligation to pay such taxes as herein provided. However, in the event that the effect of such contest is to extend or postpone the date on which such taxes are delinquent, Tenant may, instead of payment, deposit with Landlord the amount of such claimed tax payable by Tenant, together with interest and penalties thereon, pending resolution of such contest, and within a reasonable time, deliver to Landlord either (a) evidence satisfactory to Landlord that such claim of taxability has been withdrawn or defeated, in which event such deposit shall be returned to Tenant to the extent it exceeds any monies then payable by Tenant or (b) an instruction that such claim of taxability has not been defeated and that such deposit be applied towards payment of Tenant's obligations therefor. Such deposit shall not relieve Tenant of the obligation to make any additional payments for which Tenant would otherwise be responsible hereunder. Tenant shall indemnify, save and hold Landlord, the Building, the Project and the Property free, clear and harmless from any and all liability, loss, costs, charges, penalties, obligations, liens, expenses, reasonable attorneys' fees, litigation, judgments, damages, claims and demands of any kind whatsoever in connection with, arising out of, or by reason of any contest of taxes pursuant to this Paragraph 4.02(e).

         (f) Pro Rata Share. All taxes and assessments of whatever kind or nature and penalties and interest thereon, if any, levied against Tenant, other than Tenant's personal property as set forth in Paragraph 4.02(a) herein, shall be determined based upon Tenant's pro rata portion of said tax and/or assessment equal to Tenant's Proportionate Share of the Building and the Project, as applicable.

         Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, any medical refuse disposal, janitorial service, HVAC filter maintenance, and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

         Section 4.04. Insurance Premiums.

         (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of comprehensive public liability insurance, at Tenant's expense, insuring Landlord against liability arising out of the ownership, use, occupancy or maintenance of the Property. The initial amount of such insurance shall be at least Two Million



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Dollars ($2,000,000.00), and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of professional insurance advisers, and other relevant factors. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. The policy shall contain cross-liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions of parts (a),
(b) and (e) of Section 5.04. Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant, including, without limitation, workers compensation insurance in the manner required by law.

         (b) Hazard and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance at Tenant's expense, covering loss of or damage to the Property in the full amount of its replacement value. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism; malicious mischief, special extended perils (all risk), sprinkler leakage, earthquake sprinkler leakage, and inflation guard endorsement, and any other perils (except flood and earthquake, unless required by any lender holding a security interest in the Property) which Landlord deems necessary. Landlord may but is not obligated to, obtain insurance coverage for Tenant's fixtures, equipment or building improvements installed by Tenant in or on the Property. Tenant shall, at Tenant's expense, maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interest. During the Lease Term, Landlord shall also maintain a rental income insurance policy at Tenant's expense, with loss payable to Landlord in an amount equal to one year's Base Rent, estimated real property taxes and insurance premiums. Tenant shall not do or permit to be done anything which invalidates any such insurance policies.

         (c) Payment of Premium; Insurance Policies. Subject to Section 4.05 of this Lease, Tenant shall pay all premiums for the insurance policies covering the Property described in Paragraphs 4.04 (a) and (b) within fifteen (15) days after receipt by Tenant of a copy of the premium statement or other evidence of the amount due. If the insurance policies maintained by Landlord cover improvements or real property other than the Property, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Property showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance policy period, Tenant's liability for insurance premiums shall be pro rated on an annual basis. All insurance shall be maintained with companies holding a "General Policyholder's Rating" of A-VI or better, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall be liable for the payment of any deductible amount under Landlord's insurance policies.




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         (d) Use. Tenant shall not use or occupy, or permit the Property to be used or occupied in a manner which will increase the rates of insurance for the Property or the Project, which will make void or voidable any insurance then in force with respect thereto, which would constitute a defense to any action thereon, or which will make it impossible to obtain any insurance with respect thereto. If by reason of the failure of Tenant to comply herewith, any insurance rates for the Property or the Project become higher than they otherwise would be, Tenant shall reimburse Landlord, on the first day of the calendar month next succeeding notice by Landlord to Tenant of said increase, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of Tenant. Any policy of insurance maintained by Tenant insuring against any risk in, upon, about or in any way connected with the Property or Tenant's use thereof shall, to the extent reasonably obtainable, contain an express waiver of any and all rights of subrogation thereunder whatsoever against Landlord, its officers, agents and employees.

         (e) Additional Insureds. Tenant and Landlord shall be named as insureds (and at Landlord's option, any other persons, firms or corporations designated by Landlord shall be additionally named insureds) under each such policy of insurance which shall provide that Landlord, although named as an insured, shall nevertheless be entitled to recovery thereunder for any loss suffered by it, its agents, servants and employees by reason of Tenant's negligence or the negligence of its subtenant or assignee.

         (f) Cancellation. Every policy required pursuant to this Section 4.04 shall provide that it will not be cancelled or modified except after thirty (30) days' written notice to Landlord and any lender of Landlord requesting such notice, and that it shall not be invalidated by any act or neglect of Landlord or Tenant, nor by occupation of the Property for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Property, nor by change in title to the Property or Landlord's interest therein.

         (g) Evidence of Insurance. Tenant shall deliver to Landlord and any lender of Landlord requiring the same original policies or certificates of insurers, satisfactory to Landlord and such lender, if any, evidencing the existence or all insurance which is required to be maintained by Tenant hereunder, fully paid, such delivery to be made (i) promptly after the execution and delivery hereof and (ii) within thirty (30) days prior to the expiration of any then current policies. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 4.04 unless Landlord is a named insured therein (and, at Landlord's option, any other persons, firms or corporations designated by Landlord shall be additionally named insureds). Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to



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Landlord and any lender of Landlord the policies or certificates evidencing the same.

         (h) Primary Insurance--Subrogation. Any insurance provided for the benefit of Landlord by Tenant shall be primary insurance as respects any claim, loss or liability arising directly or indirectly from Tenant's operations and any other insurance maintained by Landlord shall be excess and non-contributory with the insurance provided hereunder by Tenant. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the Property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the policies of insurance described herein, Landlord and Tenant shall give notice to the insurance carrier or carriers of the foregoing mutual waiver of subrogation.

         Section 4.05. Common Areas; Use and Costs.

         (a) Amount Due. Throughout the term hereof, Tenant will pay to Landlord monthly in advance in addition to the Base Rent, as further Additional Rent, any increase over a base amount of Six Thousand Two Hundred and Seventy Six Dollars ($6276.00) ($3.00 x 2092 sq. ft.) per year of the pro rata portion of Building/Common Area Costs incurred by Landlord with respect to the Property during each calendar year occurring during the term of this Lease. Landlord shall not increase Tenant's Additional Rent as defined herein for the first two
(2) years of the Lease term. Tenant's pro rata portion with respect to the Building shall equal the percentage which the number of net rentable square feet of the Property bears to the total number of net rentable Square feet of the Building and with respect to the Project shall equal the Percentage which the number of net rentable square feet of the Property bears to the total number of net rentable square feet of the buildings occupied or to be occupied in the Project excluding any loft office space and loft storage space ("Tenant's Proportionate Share").

         (b) Included Costs. "Building/Common Area Costs" shall include all costs and expenses of every kind or nature incurred by Landlord directly in the management, operation, maintenance and repair of the Building, the Project and related Common Areas in a manner reasonable and appropriate and for the best interest of the entire Project and that are generally passed on to tenants in first class projects in the Las Vegas metropolitan area under lease provisions similar to this Section 4.05, as determined and expensed in accordance with generally accepted accounting Principles. Without otherwise limiting the generality of the foregoing, there shall be included in such costs and expenses, all Impositions (as hereinbefore defined); premiums with respect to Public liability,



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property damage, workmen's compensation, fire and other insurance carried on or with respect to the Building, the Project and related Common Area structures; payroll taxes, unemployment taxes, social security taxes, cleaning of any Common Area facilities, landscaping, signs, lighting, music systems, janitorial services of common areas, refuse disposal, management fees consistent with other first class projects in the Las Vegas metropolitan area, reasonable legal and accounting expenses, supervising of attendants and employment of other personnel used in such operations, maintenance and repairs, fuel, energy and utilities (not separately metered by Tenant), providing for security and fire protection services, alarm systems and equipment, materials and supplies, painting, stripping, removing of rubbish or debris, depreciation or rentals of machinery and equipment, costs of replacement of paving, curbs and walkways, drainage, repair and maintenance of parking and other common areas, roof repairs and an administrative fee equal to fifteen percent (15%) of all of the foregoing excluding costs of Impositions and insurance provided such administrative fee does not exceed $1,000.00 per year.

         (c) Payment. The Additional Rent Provided to be paid in this Section
4.05 shall be estimated in advance by Landlord annually and one-twelfth (1/12) of such estimate shall be paid in advance by Tenant on the first day of each month without further demand or any deduction or set-off whatever. When Landlord shall ascertain the actual Building/Common Area Costs for a calendar year, Landlord shall so notify Tenant and Tenant shall pay to Landlord on demand the amount, if any, equal to the difference between the amount due for such year pursuant to this Section 4.05 and the amount previously paid hereunder. Landlord shall determine actual costs within sixty (60) days of the end of the year. Should the estimated payments have exceeded the actual amount due, said excess shall be held by Landlord and applied to the next monthly payment of Additional Rent provided to be paid under this Section 4.05, and, if necessary, each monthly payment thereafter until fully exhausted. Tenant shall not be entitled to receive interest on any Additional Rent paid hereunder. No delay by Landlord in submitting any statement shall constitute a waiver of Landlord's right to submit such statement and/or receive any Additional Rent pursuant hereto. The Additional Rent due hereunder shall be pro rated for the calendar year in which this Lease terminates. Said amount shall be calculated and paid as herein provided even though said calculation may not occur until after the end of the term hereof.

         (d) Excluded Costs. There shall not be included in Building/Common Area Costs the payments (such as salaries or fees) to Landlord's executive personnel; costs for items that, by standard accounting practice, should be capitalized, unless these costs reduce operating expenses and are amortized over the reasonable life of the capital item in accordance with generally accepted accounting principles and the yearly amortization does not exceed the actual costs reduction for the relevant year;



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depreciation or interest (unless it is related to allowable capital items);
taxes on Landlord's business (such as income, excess profits, franchise, capital stock, estate, inheritance); leasing commissions; legal fees not directly relating to the operation and maintenance of the entire project such as landlord and tenant issues;, costs to correct original construction defects; expenses paid directly by a tenant for any reason (such as excessive utility use); costs for improving any tenant's space; any repair or work necessitated by condemnation, fire, or other casualty; service or benefits or both provided to some tenants, but not to Tenant; and any costs, fines, and the like due to Landlord's violation of any government rule or authority.

         (e) Audit. Tenant shall have the right, upon 15 days' written notice to Landlord, to audit, at Tenant's expense, Landlord's books and records as they relate to the Building/Common Area Costs. Should said Building/Common Area Costs be five percent (5%) higher than said Building/Common Area Costs as determined by the audit, Landlord shall be obligated to pay the cost of said audit and the estimated payments of Building/Common Area Costs shall be appropriately reduced.

         (f) Dispute. Should a dispute arise as to the Building/Common Area Costs, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing.

         (g) Parking. In addition to any parking facilities included as a part of the Property, Tenant, its employees and business invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use Common Areas in the Project (including but not limited to, the parking lot, walkways and sidewalks) which are not reserved for others, subject to such rules and regulations as Landlord may from time to time impose, including the designation of specific areas in which cars operated by Tenant, its employees and business invitees must be parked. Tenant shall also be entitled to use up to five (5) covered vehicle parking spaces in the Project allocated to Tenant on a reserved basis at a cost of $25.00 per space, per Month. Tenant's other parking shall not be reserved and all parking shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Landlord shall assure that unreserved, undesignated parking spaces available to the public surrounding the Building are maintained with a parking ratio of four (4) parking spaces for every one thousand (1000) square feet of office space. Tenant shall not cause large trucks or other large vehicles to be parked within the Project except in designated areas and spaces or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Landlord may at any time close any Common Area to make repairs or changes (provided the closure does not unreasonably impede access to the Leased Property by customers and employees of Tenant), to prevent the acquisition of public rights in such areas, or to discourage noncustomer parking. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable, including, but not limited to, the conversion of portions thereof to other uses. Tenant shall upon request furnish to Landlord the license number of cars operated by Tenant and its employees. Tenant shall not at any time interfere with the right of Landlord, other tenants, its and their agents, employees, servants, contractors, subtenants, licensees, customers and business invitees to use any part of the parking lot or other Common Areas. Landlord assumes no responsibility to police the use of said parking areas and Landlord shall not be liable for the use thereof by Landlord, Landlord's other tenants, its or their agents, employees, servants, contractors, subtenants, licensees, customers and/or business invitees or by any other person or persons, entity or entities whomsoever.

         (h) Environmental Levies. Any and all environmental levies or charges now in force affecting the Building or any portion thereof, or which may hereafter become effective, including, but not limited to, parking taxes, levies, or charges, employer parking regulations, and any other parking or vehicular regulations, levies, or charges imposed by any municipal, state or federal agency or authority.

         Section 4.06. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, and five (5) business days after written notice to Tenant, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

         Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE FIVE: USE OF PROPERTY

         Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.10 above.

         Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the development of which the Property is part, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits required for Tenant's occupancy of the Property other than those relating to construction such as the building permit or certificate of occupancy and shall promptly take all substantial and non- substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

         Section 5.03. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall be responsible for all signage costs, including but not limited to all installation, maintenance and repair costs. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property. A final signage agreement will be executed by Landlord and Tenant after Tenant has had the opportunity to review the signage criteria.

         Section 5.04. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property;
(c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct.

         Section 5.05. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times provided it does not interfere with the business of Tenant to show the Property to potential buyers, investors or tenants or other parties, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of at least one (1) day of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

         Section 5.06. Quiet Possession. If Tenant pays the rent and complies with all other terms of this lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.


ARTICLE SIX:   CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND
               ALTERATIONS

         Section 6.01. Existing Conditions. SEE CONSTRUCTION OP IMPROVEMENTS BY LANDLORD LEASE RIDER. Tenant agrees to abide by and conform to any covenants, conditions and restrictions or reciprocal easement agreements relating to the Property described in a Reciprocal Parking, Access and Maintenance Agreement in a form reasonably acceptable to Tenant which does not increase Tenant's obligations or expenses as described in this Lease.

         Section 6.02. Exemption of Landlord from Liability. Landlord shall be required to perform its obligation to make improvements pursuant to the Rider referred to in Section 6.01 and correct construction defects and shall be responsible for damages and liability arising from construction defects. However, Landlord shall not otherwise be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, medical equipment or facilities, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of any building of which the Property is a part, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

         Section 6.03. Tenant's Obligations.

         (a) Except as provided for elsewhere herein, Tenant shall keep the Property in good order, condition and repair during the Lease Term, subject to reasonable wear and tear, including, but without limitation, all non-structural, interior and exterior portions thereof; the HVAC filter maintenance and filter replacement; the exterior and interior portion of all doors, windows, plate glass; all plumbing and sewage facilities within the Property (including maintaining free flow up to the main sewer line); interior fixtures, sprinkler system, walls, floors and ceilings in the Property; and any work performed by or on behalf of Tenant hereunder. Tenant shall also maintain a preventive maintenance contract, at Tenants expense, providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. However, Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system, at Tenants expense so long as such expense is reasonable and the service provided is of reasonable quality and value. Tenant shall promptly replace any portion of the Property or system or equipment in the Property which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition. Tenant shall be solely responsible for its own janitorial and cleaning services for the Building.

         (b) All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant fails to maintain and repair the Property, Landlord may, on ten (10) days' prior notice (except that no notice shall be required in case of emergency) enter the Property and perform such repair and maintenance on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs so incurred immediately upon demand.

         Section 6.04 Landlord's Obligations. Landlord agrees to keep in good order, condition and repair the foundations, structural members, exterior walls and roof of the Property and the Building (but excluding the exterior and interior of all windows, doors, and plate glass) and the Common Areas of the Project, except for reasonable wear and tear and except for any damages thereto caused by any act or negligence of Tenant or its agents, employee, servants, contractors, subtenants, licensees, customers or business invitees. Except as specifically provided herein, Tenant shall pay, at its sole cost and expense, all charges for services and utilities used in, upon or about the Property. Landlord may, from time to time, prescribe rules and regulations for implementation of this paragraph.

         (b) Limitation. Landlord shall not be obligated to perform any service or to repair or maintain any structure or facility except as provided in this
Section 6.04 and Section 4.05 hereof. Tenant shall be responsible for its own janitorial services for the Property. Landlord shall not be responsible for light bulb or ballast replacement. Landlord shall not be obligated to provide any service or maintenance or to make any repairs when such service, maintenance or repair is made necessary because of the negligence or misuse of Tenant, Tenant's agents, employee, the servants, contractors, subtenants, licensees, customers or business invitees. Landlord reserves the right to stop any service when Landlord reasonably deems such stoppage necessary; whether by reason of accident or emergency, or for repairs or improvements or otherwise. Landlord shall not be liable for loss or injury however occurring, through or in connection with or incident to any stoppage of such services. Landlord shall not be obligated to inspect the Property and shall not be obligated to make any repairs or perform any maintenance hereunder unless first notified of the need thereof in writing by Tenant. In the event that Landlord shall fail to commence such repairs or maintenance within twenty (20) days after said notice if business has not been interrupted, Tenant shall, after further notice to Landlord, make such repairs or perform such maintenance at Landlord's expense; provided, however, that the amount of such costs not exceed the reasonable value of such repairs or maintenance. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by the Building or the Property, or any appurtenances thereto, being out of repair or by bursting or leakage of any water, gas, sewer or steam pipe, whether or not it is the obligation of Landlord to repair the same, by theft, by fire, oil or electricity, by any act or neglect of any tenant or occupant of the Building, or of any other person, or by any other cause of whatsoever nature, unless caused by the negligence of Landlord.

         Section 6.05. Alterations, Additions, and Improvements.

         (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

         (b) Unless Tenant is contesting payment and has provided security reasonably acceptable to Landlord, Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least fifteen (15) days' prior written notice of the commencement of any work on the Property. Landlord may elect to record and post notices of non-responsibility on the Property.

         Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the termination of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring' or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.


ARTICLE SEVEN: DAMAGE OR DESTRUCTION

         Section 7.01. Partial Damage to Property. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect to repair any damage to Tenant's fixtures, equipment, or improvements. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the damage was due to a cause not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (a) repair the damage as soon as reasonably possible in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate the Lease and if Landlord elects to repair the damage it shall commence repair within ninety (90) days of the notice and complete repairs within one hundred twenty (120) days of the start of construction. If Landlord, elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies, and, if the damage was due to an act any insurance proceeds received by Landlord. If Landlord terminate the Lease, Tenant may elect to continue this full force and effect, in which case Tenant shall repair to the Property and any building in which the Property Tenant shall pay the cost of such repairs, except that, satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice. If the damage to the Property occurs during the last six (6) months of the Lease Term, Landlord may elect terminate this Lease as of the date the damage occurred regardless of the sufficiency of any insurance proceeds. In such event, Landlord shall not be obligated to repair or restore the Property and Tenant shall have no right to continue this Lease. Landlord shall notify Tenant of its election within thirty
(30) days after receipt of notice of the occurrence of the damage.

         Section 7.02 Total or Substantial Destruction. If the Property is totally or substantially destroyed by any cause whatsoever, this Lease shall terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. However, if the Property can be rebuilt within nine (9) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of the total or substantial destruction. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord. This Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of total or substantial destruction. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

         Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent and Additional Rent. Except for such possible reduction in Base Rent and Additional Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

ARTICLE EIGHT: CONDEMNATION

         If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If the taking causes a material interference with the Tenant's business, either Landlord or Tenant may terminate this lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust specifically designated for loss of or damage to Tenant's trade encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award fixtures or removable personal property; and (a) third, to Landlord, the remainder of such award; whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. Tenant may make its own claim for moving and related expenses and its interest in the leasehold. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.


ARTICLE NINE: ASSIGNMENT AND SUBLETTING

         Section 9.01. Landlord's Consent Required. Except as part of a major financing arrangement for Tenant, a related corporation or guarantor, no portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord shall grant or withhold its consent as provided in Section 9.04 below. Any attempted transfer without consent shall be void and shall constitute a non- curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than 20% of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any change in a controlling interest of the voting stock of the corporation shall require Landlord's consent.

         Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which Landlord determines controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

         Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

         Section 9.04. Landlord's Election. Tenant's request for consent to any transfer described in Section 9.01 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right (a) to withhold consent, if not unreasonable; (b) to grant consent; (c) if the transfer is a sublease of the Property or an assignment of this Lease, to terminate this Lease as of the effective date of such sublease or assignment, in which case Landlord may elect to enter into a direct lease with the proposed assignee or subtenant; or, (d) if this transfer is a sale of Tenant's medical practice at this facility, and Landlord has the opportunity to review and subsequently approves the prospective transferee's financials, Landlord may, at its sole option based upon the prospective transferee's financials, release Tenant from being primary liability under this Lease as provided for in Paragraph 9.03 herein and release Tenant from its obligation to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord shall not unreasonably without its release of Tenant from being primarily liable under this Lease.

         Section 9.05. No Merger. No Merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant or sublandlord thereunder.

ARTICLE TEN: DEFAULTS; REMEDIES

         Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

         Section 10.02. Defaults. Tenant shall be in material default under this
Lease:

         (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

         (b) If Tenant fails to pay rent or any other charge required to be paid by Tenant when due and within ten (10) days after written notice to Tenant;

         (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

         (d) (i) If Tenant or any guarantor hereunder, or any general partner of Tenant if Tenant is a partnership makes a general assignment or general arrangement for the benefit of creditors and payment of rent is not current;
(ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any guarantor hereunder, or any general partner of Tenant if Tenant is a partnership and is not dismissed within thirty (30) days and payment of rent is not current; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days, and payment of rent is not current, or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

         Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

         (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%. If Tenant shall have abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

         (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder;

         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

         Section 10.04. Abandonment Remedy. Tenant covenants to occupy the Property throughout the term hereof. Tenant expressly recognizes that Landlord will be injured should Tenant not comply with this provision and that the amount of Landlord's damages thereby are incapable of measurement and Tenant, therefore, expressly covenants to pay to Landlord as liquidated damages for the breach of this covenant an amount, in addition to all other rents and other monies due Landlord hereunder, equal to twenty-five (25%) percent of the Basic Rent due for the remainder of the term after such breach.

         Section 10.05. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.


ARTICLE ELEVEN:  PROTECTION OF LENDERS

         Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

         Section 11.02. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, upon written notice, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

         Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgagee. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

         Section 11.04. Estoppel Certificates.

         (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) that the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Property is or becomes subject. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's written request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

         (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance except to the extent set forth in Section 1.08; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

         Section 11.05. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein. Landlord shall have ten (10) days to review and accept or reject Tenant's financials. Landlord's review and approval of Tenant's financials shall be based upon Tenant's financial condition and the likelihood that Tenant shall be able to perform its obligations under this Lease Agreement and such other matters as Landlord deems appropriate. If Landlord does not notify Tenant of disapproval of Tenant's financials within ten (10) days of receipt thereof, the financials shall be deemed approved. Landlord's obligation to enter into this Lease with Tenant is contingent upon Landlord's approval of Tenant's financials.


ARTICLE TWELVE: LEGAL COSTS

         Section 12.01. Legal Proceedings. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability reasonably incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out off or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

         Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

         Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

         Section 13.02. Landlord's Liability; Certain Duties.

         (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

         (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

         (c) Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in and under the provisions of Section 1.08 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

         Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

         Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

         Section 13.05. Incorporation of Prior Agreements, Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above to the attention of the Executive Director, except that upon Tenant's taking possession the Property, the Property shall be Tenant's address for notice purposes. In addition, copies of notices to Tenant shall be delivered to:

          Attention:        Richard C. Small, M.D.
                            1176 Vegas Valley Drive
                            Las Vegas, Nv. 89109

Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery or attempted delivery in accordance with this Section 13.06. Either party may change its notice address upon written notice to the other party.

         Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any proVision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         Section 13.08. Recordation. A memorandum of lease in a form reasonably acceptable to Tenant may be recorded by Landlord within ten (10) days of the date hereof.

         Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

         Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         Section 13.12. Force Majeure. If a party cannot perform any of its obligations due to events beyond the party's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond the party's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

         Section 13.13. Execution of Lease. This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

         Section 13.14. Limitation of Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, trustees, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability arising out of this Lease. Tenant's sole remedy shall be recourse against Landlord's interest in the Property or the Project of which the Property is a part.

         Section 13.15. Consents. Whenever the consent of either party is required hereunder such consent shall not be unreasonably withheld.

         Section 13.16. Modification for Lender. If, in connection with obtaining construction, intent or permanent financing for the Project or the Property, the lender requests reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder. Landlord shall reimburse Tenant for reasonable attorneys' fees incurred in reviewing and completing such modifications.

ARTICLE FOURTEEN: BROKERS

         The parties recognized that the brokers who negotiated this Lease are~the brokers whose names are stated in Section 1.12 hereof and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said brokers, and that Tenant shall have no responsibility therefore. Tenant shall indemnify and hold Landlord free and harmless against any claims, damages, costs, expenses, or liability of any nature arising from claims by any other person or real estate broker claiming a fee through dealings with Tenant arising out of this Lease.

ARTICLE FIFTEEN: TOXIC AND HAZARDOUS SUBSTANCES, HAZARDOUS MATERIALS, REGULATED SUBSTANCES AND HAZARDOUS WASTE

         Section 15.01. Definition. As used in this Section, the term "Hazardous Waste" means:

         (a) Those substances, chemicals and mixtures defined as "hazardous substances," "hazardous materials," "toxic substances," "imminently hazardous chemical substance or mixture," "pesticide," "heavy metal," "hazardous air pollutant," "toxic pollutant," "solid waste," "hazardous waste," "medical waste" or "radioactive waste" in the Toxic Substance Control Act, 15 U.S.C. Sec. 2601 et. seq., as now or hereafter amended ("TSCA"), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sec. 9601 et. seq., as now or hereafter amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 6901 et. seq.,
as now or hereafter amended ("RCRA"), the Federal Hazardous Substances Act, 15 U.S.C. Sec. 1261 et. seq., as now or hereafter amended ("FHSA"), the Federal Water Pollution Control Act, 33 41.S.C. Sec. 1251 et. seq., as now or hereafter amended ("WPCA"), the Clean Air Act, 42 U.S.C. Sec. 7401 et. seq., as now or hereafter amended ("CM"), the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sec. 136, et. seq., as now or hereafter amended ("FIFRA"), the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. Sec. 11001 et. seq., as now or hereafter amended ("EPCRKA"), the Occupational Safety and Health Act of 1970, 29 U.S.C. Sec. 651 et. seq., as now or hereafter amended ("OSHA"), the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et. seq., as now or hereafter amended ("HMTA"), and the rules, orders and regulations now in effect or promulgated and effective hereafter pursuant to each respective law listed above;

         (b) Those substances defined as "hazardous waste," "radioactive waste," "solid waste," "toxic waste," "pollutant," "hazardous material," "regulated substance," "asbestos," or "asbestos containing material," in Nev. Rev. Stat. ch. 459, Nev. Rev. Stat. ch. 444, Nev. Rev. Stat. ch. 445, Nev. Rev. Stat. ch. 590, Nov. Rev. Stat. Secs. 618.750-618.850, inclusive, Nev. Rev. Stat. Sec. 477.045, or in the regulations now existing or hereafter promulgated pursuant thereto, or in the Uniform Fire Code, as now or hereinafter in effect;

         (c) Those substances listed in the United States Department of Transportation table (49 CFR Sec.172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

         (d) Such other substances, mixtures, medical waste, materials and waste which are regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations (all laws, rules and regulations referenced in paragraphs (a), (b), (c) and (d) are collectively referred to as "Environmental Laws").

         Section 15.02. Tenant's Covenants. Tenant does not intend to and Tenant will not, nor will Tenant allow any other person (including partnerships, corporations and joint ventures), during the term of this Lease, manufacture, process, store, distribute, use, discharge or dispose any Hazardous Waste in, under or on the Property, the Common Areas, or any property adjacent thereto other than medical waste generated pursuant to the permitted uses set forth in
Section 1.10 hereof and Tenant shall comply with all in its practice of oncology use radioactive isotopes for the Environmental Laws in connection therewith. Tenant may, however, treatment of Tenant's patients. Tenant agrees to comply with all governmental rules and regulations applicable to the use and storage of radioactive isotopes, and to obtain all necessary governmental approval, permits or licenses for Tenant's use of radioactive isotopes prior to begin said use or storage of the radioactive isotopes. Tenant shall notify Landlord in writing, at least thirty (30) days prior to any use or storage, or other activity that involves radioactive isotopes and Tenant shall provide copies of all governmental approval, permits or licenses for the use, storage or distribution of radioactive isotopes to Landlord prior to Tenant's use or storage of said radioactive isotopes. Tenant agrees to indemnify and hold Landlord harmless, pursuant to Section 15.03, from any and all claims associated with Tenant's use, storage, distribution or other activity involving radioactive isotopes. Further, in the event Tenant begins use and storage of radioactive isotopes pursuant hereto, Tenant agrees to maintain its public comprehensive liability insurance as required by in Paragraph 4.04(A) at Two Million Dollars ($2,000,000.00). Tenant shall be responsible for the costs and expenses of any Environmental Impact Statement required as a condition for any use or storage of the radioactive isotopes.

         (a) Tenant shall notify Landlord promptly in the event of any spill or release of Hazardous Waste into, on or onto the Property regardless of the source of spill or release, whenever Tenant knows or suspects that such a release occurred.

         (b) Tenant will not be involved in operations at or near the Property which could lead to the imposition on the Tenant or the Landlord of liability or the creation of a lien on the Property under the Environmental Laws.

         (c) Tenant shall, upon twenty-four (24) hour prior notice by Landlord, permit Landlord or Landlord's agent access to the Property to conduct an environmental site assessment with respect to the Property.

         Section 15.03. Indemnity. Tenant for itself and its successors and assigns undertakes to protect, indemnify, save and defend Landlord, its agents, employees, directors, officers, shareholders, affiliates, consultants, independent contractors, successors and assigns (collectively the "Indemnitees") harmless from any and all liability, loss, damage and expense, including reasonable attorneys' fees, claims, suits and judgements that Landlord or any other Indemnitee, whether as Landlord or otherwise, may suffer as a result of, or with respect to the following which Tenant has caused or for which Tenant may be held liable under applicable law:

         (a) Any Environmental Law, including the assertion of any lien thereunder and any suit brought or judgement rendered regardless of whether the action was commenced by a citizen (as authorized under the Environmental Laws) or by a government agency;

         (b) Any spill or release of or the presence of any Hazardous result of a spill or release of or the presence of Waste;

         (c) Any other matter affecting the Property within the jurisdiction of the United States Environmental Protection Agency, Environmental Commission, the Nevada Department of Conservation and Natural Resources, the State Emergency Response Commission, the Commission to Oversee Management of Risks, or the Nevada Department of Commerce, including costs of investigations, remedial action, or other response costs whether such costs are incurred by the United States Government, the State of Nevada, or any Indemnitee;

         (d) Liability for clean-up costs, fines, damages or penalties incurred pursuant to the provisions of any applicable Environmental Law; and

         (e) Liability for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying of an abnormally dangerous activity, and response costs.

         Section 15.04. Remedial Acts. In the event of any spill or release of or the presence of any Hazardous Waste affecting the Property, and/or if Tenant shall fail to comply with any of the requirements of any Environmental Law, Landlord may, without notice to Tenant, at its election, but without obligation so to do, gives such notices and/or cause such work to be performed at the Property and/or take any and all other actions as Landlord shall deem necessary or advisable in order to remedy said spill or release of Hazardous Waste or cure said failure of compliance and any amounts paid as a result thereof, together with interest at the rate of fifteen percent (15%) per annum, from the date of payment by Landlord, shall be immediately due and payable by Tenant to Landlord.

         Section 15.05. Settlement. Landlord, upon giving Tenant ten (10) days prior notice, shall have the right in good faith to pay, settle or compromise, or litigate any claim, demand, loss, liability, cost, charge, suit, order, judgment or adjudication (a "Hazardous Waste Claim") under the belief that it is liable therefor and that Landlord then has a claim against Tenant for indemnification, whether liable or not, without the consent or approval of Tenant unless Tenant within said ten (10) day period shall protest in writing and simultaneously with such protest deposit with Landlord or in escrow or with a court collateral satisfactory to Landlord sufficient to pay and satisfy any penalty and/or interest which may accrue as a result of such protest and any judgment or judgments as may result, together with attorney's fees and expenses, including, but not limited to, environmental consultants.

         If the Tenant is held to be liable for a Hazardous Waste Claim pursuant to a final adjudication, the funds shall be used to pay the claim. If the Tenant is not found liable by a final adjudication, the funds shall be promptly returned to Tenant.

ARTICLE SIXTEEN: RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with the "Rules and Regulations", a copy of which is attached hereto and marked Exhibit "C", and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Project of any of said Rules and Regulations.
         Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.


Signed on                 , 1994
          ----------------
                                            BUFFALO WESTCLIFF LIMITED
at Las Vegas, Nevada                        PARTNERSHIP, BUFFALO
                                            CONSTRUCTION COMPANY, GENERAL
                                            PARTNER



                                            By: /s/ Andrew Molasky
                                               ---------------------------------

                                            Title:
                                                  ------------------------------
                                                           "LANDLORD"

Signed on      AUGUST 27, 1994
           ----------------------
                                            Richard C. Small, M.D.
                                            Professional Corporation.
at Las Vegas, Nevada.


                                            By: /s/ Richard C. Small, M.D.
                                               ---------------------------------

                                            Title: PRESIDENT
                                                  ------------------------------
                                                            "TENANT"

              AMENDMENT TO COMMERCIAL AND OFFICE REAL ESTATE LEASE


         This Amendment to commercial and Office Real Estate Lease (the "Amendment") shall modify and amend the terms and conditions to that certain commercial and Office Real Estate Lease (the "Lease") dated August 30, 1994, between Buffalo Westcliff Limited Partnership Buffalo Construction Company, its General Partner, as Landlord and Richard C. Small, M.D., a Professional Corporation, as Tenant, covering the Property commonly known as a portion of Westcliff House Office Complex Building 6 (the "Premises").

                                    RECITALS

         A. Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord, all of the Premises pursuant to the terms and conditions contained within the Lease.

         B. Since the Lease was executed by and between the parties thereto adjustments to the terms and conditions of the Lease have become necessary.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, and for good and valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                    AGREEMENT

         1. The Tenant Improvement Allowance as contained within the construction of Improvements By Landlord Lease Rider, Paragraph B, shall be amended to reflect that Landlord has paid into a construction Control Account for the benefit of Tenant an additional One Hundred and Thirty Eight Thousand Dollars ($138,000.00) which was used for Tenant Improvements to the Premises (hereinafter the "Additional Tenant Improvement Allowance"). As such, the Tenant Improvement Allowance paid by Landlord into the Construction Control Account for the purposes of constructing Tenant Improvements was One Hundred Ninety One Thousand Five Hundred and Thirty Dollars ($191,530.00).

         2. The Section entitled Landlord's Financing of Tenant's Improvements Over and Above Tenant Allowance contained within the Construction of Improvements by Landlord Lease Rider, Paragraph H, is hereby amended to reflect that Tenant shall execute a Promissory Note in the amount of One Hundred and Thirty Eight Thousand Dollars ($138,000.00). Said Promissory Note shall be made payable to the order of Landlord, and bear interest at the rate of eleven percent (11%) per annum. The Promissory Note will require monthly installments of principal and interest and shall be fully amortized over the initial thirty
(30) months of the Lease term. The Promissory Note shall have no prepayment penalties.

         3. The Base Rent, as defined in Section 1.06(a) of the Lease, is hereby be increased during the initial thirty (30) months at the Lease term beginning on the Commencement Date by an additional amount of Five Thousand Two Hundred and Eighty Two and 37/100 Dollars ($5,282.37) a month. Said Base Rent increase reflects the amortization payments of said Promissory Note described in Paragraph 2 herein. Thereafter, the Base Rent shall be decreased to the amount of Base Rent provided for in the Lease plus any Base Rent increases that may have accrued during said Lease Term. As such, for Lease months 1 through 30 the monthly Base Rent will be as follows:

                  LEASE MONTHS                     BASE RENT
                  ------------                     ---------

                  1  through 12                    $8,733.37
                  13 through 24                    $8,835.37
                  25 through 30                    $8,943.37

         4. The Description of Improvements and Tenant Improvements as contained within the Construction of Improvements By Landlord Lease Rider, Paragraphs A and B, is hereby amended to reflect that the Approved Preliminary Plans shall incorporate a vault door and door frame (the "Vault Door"). Landlord shall advance to Tenant Twenty-Six Thousand Four Hundred and Twelve Dollars ($26,412.00) which amount represents the costs of the Vault Door. Within thirty
(30) days of Tenant's occupancy of the Premises, Tenant shall reimburse Landlord in full for the costs of materials and installation of the Vault Door. Upon Tenant's delivery of payment for the Vault Door to Landlord, the Vault Door shall be deemed the property of Tenant. At Tenant's election the cost of said Vault Door shall be depreciated by Tenant over a period of seven (7) years, whereupon ownership in said Vault Door shall be transferred by Tenant to Landlord at no cost and expense to Landlord.

         5. All provisions contained with the August 30, 1994 Commercial and Office Real Estate Leases, Guaranty of Lease's, and all attached Riders unless specifically modified by this Amendment shall remain in full force and effect.

         6. This Amendment and the August 30, 1994 Commercial and Office Real Estate Leases, Guaranty of Leases and attached Riders, constitute the entire agreements between the parties with respect to the subject matter hereof and supersedes all prior understandings and writings with respect thereto. This Amendment may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by a written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

         DATED this 11 day of July, 1995.
                   ----

                                  TENANT:

                                  RICHARD C. SMALL, M.D.,
                                  a Professional Corporation

                                       /s/ Richard C. Small, M.D.
                                  By
                                     ------------------------------------
                                  Its: President
                                       ----------------------------------

                                  LANDLORD:

                                  BUFFALO WESTCLIFF LIMITED
                                  PARTNERSHIP,
                                  BUFFALO WESTCLIFF CONSTRUCTION
                                  COMPANY,
                                       its General Partner

                                       /s/ Andrew Molasky
                                  By
                                     ------------------------------------
                                     Andrew Molasky
                                  Its:  President

                         LANDLORD CONSENT TO ASSIGNMENT

         Buffalo Westcliff Limited partnership and Buffalo construction Company, its General Partner, as Landlord in the above-described Lease Agreement, hereby consents to the Assignment and transfer of that certain Commercial and office Real Estate Lease dated August 30, 1994 and all amendments thereto (hereinafter the "Lease Agreement"), including all terms and conditions thereof, to Assignee. This Landlord Consent to Assignment is made and based upon Article Nine of said Lease Agreement, and Landlord specifically reserves all of its rights under
Section 9.03 of said Lease Agreement, including, without limitation, the right to proceed under the Lease Agreement against the Assignor or the guarantor(s) of the Assignor, if any. Further, this Consent does not constitute a consent to any other assignment or sublease of the leasehold interest under the Lease Agreement.
         DATED this 10 day of July, 1997.
                   ----

                                     BUFFALO WESTCLIFF LIMITED
                                     PARTNERSHIP, BUFFALO CONSTRUCTION
                                     COMPANY

                                              /s/ Andrew Molasky
                                     By
                                       ------------------------------------
                                        ANDREW MOLASKY
                                        Its President







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